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                                                                    Exhibit 23.2


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 10, 1997 included in Security Capital Industrial Trust's Form 10-K for the year ended December 31, 1996, and report dated May 2, 1997 included in Security Capital Industrial Trust's Form 10-Q for the quarter ended March 31, 1997 and to all references to our Firm included in this registration statement.


                                       /s/ Arthur Andersen LLP

                                       Arthur Andersen LLP


Chicago, Illinois
July 16, 1997